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                                                                      EXHIBIT 11


              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                                       YEAR ENDED DECEMBER 31, 1996
                                                                     -------------------------------
                                                                       PRIMARY         FULLY DILUTED
                                                                        BASIS              BASIS
                                                                     -----------       -------------
A   Average Common Shares Outstanding                                  5,067,642          5,067,642
                                                                     -----------        -----------
    Common Stock Equivalents:
B   Average Stock Options Outstanding                                    616,342            618,106
C   Average Option Exercise Price                                        $12.391            $12.427
                                                                     -----------        -----------
D   Exercise Proceeds (B x C)                                         $7,637,390         $7,681,161
                                                                     -----------        -----------
E   Market Price for Shares Repurchased                                   $23.62             $29.25
F   Shares Repurchased at Market Price (D / E)                           323,399            262,604
                                                                     -----------        -----------
G   Increase in Common Shares (B - F)                                    292,943            355,502
H   Unallocated Shares in Employee Stock                                 133,819            133,819
    Ownership Plan Trust
                                                                     -----------        -----------
I   Shares Outstanding and Equivalents (A + G - H)                     5,226,766          5,289,325
                                                                     ===========        ===========
J   Net Income for Period                                            $11,338,000        $11,338,000
                                                                     ===========        ===========
    Earnings Per Share (J / I)                                             $2.17              $2.14
                                                                     ===========        ===========
    Market Price @ 12/31/96                                               $29.25
                                                                     ===========
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